Exhibit 99.1

Contact:

William B. Boni

VP, Investor Relations/

Corp. Communications

Minerva Neurosciences, Inc.

(617) 600-7376

FOR IMMEDIATE RELEASE

MINERVA NEUROSCIENCES, INC. TO OFFER COMMON SHARES

Waltham, MA, June 27, 2017 – Minerva Neurosciences, Inc. (NASDAQ: NERV), a clinical-stage biopharmaceutical company, today announced its intention to offer and sell 5,000,000 shares of its common stock in an underwritten public offering pursuant to an existing shelf registration statement. All of the shares in the proposed offering are to be sold by Minerva. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or the actual size or terms of the offering.

Citigroup and Jefferies are acting as the book-running managers for the offering. Minerva intends to grant the underwriters a 30-day option to purchase additional shares of its common stock in an amount up to 15% of the shares sold in the offering, on the same terms and conditions.

Minerva intends to use the net proceeds from the offering, together with its existing cash and investments, to fund part of the continued clinical development of MIN-101, MIN-202, MIN-117 and MIN-301, and for working capital and general corporate purposes.

The securities described above are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-205764) that was filed with the United States Securities and Exchange Commission (“SEC”) on July 21, 2015 and that was declared effective by the SEC on July 27, 2015. The offering can be made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement and accompanying prospectus relating to the offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus may also be obtained by request at Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by email at prospectus@citi.com or by phone at (800) 831-9146, or Jefferies, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, telephone: (877) 821-7388, e-mail: Prospectus_Department@Jefferies.com.

The securities described above have not been qualified under any state blue sky laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Minerva Neurosciences

Minerva Neurosciences, Inc. is a clinical-stage biopharmaceutical company focused on the development and commercialization of a portfolio of products to treat CNS diseases. Minerva’s proprietary compounds include: MIN-101, in clinical development for schizophrenia; MIN-202 (JNJ-42847922), in clinical development for insomnia and major depressive disorder (MDD); MIN-117, in clinical development for MDD; and MIN-301, in pre-clinical development for Parkinson’s disease. Minerva’s common stock is listed on the NASDAQ Global Market under the symbol “NERV.”

Forward-Looking Safe Harbor Statement

Any statements in this press release about future expectations, plans and prospects for Minerva Neurosciences, Inc., including statements about Minerva’s anticipated public offering, anticipated use of proceeds and plans and prospects for Minerva and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all, uncertainties inherent in the initiation of future clinical trials and such other factors as are set forth in the risk factors detailed in Minerva’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the Securities and Exchange Commission on May 4, 2017 under the heading “Risk Factors.”    In addition, the forward-looking statements included in this press release represent Minerva’s views as of the date hereof. Minerva anticipates that subsequent events and developments will cause Minerva’s views to change. However, while Minerva may elect to update these forward-looking statements at some point in the future, Minerva specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Minerva’s views as of any date subsequent to the date hereof.